PricewaterhouseCoopers S.A. 268 Kifissias Avenue 152 32 Halandri Greece www.pwc.gr e-mail: pwc.greece@gr.pwc.com Tel. : 30-210-6874 400 Fax : 30-210-6874 444

Navios Maritime Holdings Inc.

November 6, 2007

Enclosed is our manually signed consent relating to the use in the Registration Statement on Form S-8 of our reports dated March 8, 2007 and March 22, 2006, relating to the consolidated financial statements of Navios Maritime Holdings Inc.

Our manually signed consent serves to authorize the use of our name on our consent in the electronic filing of the Company’s Registration Statement on Form S-8 with the SEC.

Please provide us with an exact copy of the Registration Statement on Form S-8 as electronically filed with the SEC.

Very truly yours,

Halandri	: 268/270 Kifissias Avenue, 152 32 Halandri, Tel.: 30-210-6874 400, Fax: 30-210-6874 444
Piraeus	: 2, Ilas Merarchias Str., 185 35 Piraeus, Tel.: 30-210-4284 000, Fax: 30-210-4520 263
Thessaloniki	: 17 Ethnikis Antistassis Str., 551 34 Thessaloniki, Tel.: 30-2310-488 880, Fax: 30-2310-459 487

PricewaterhouseCoopers S.A. 268 Kifissias Avenue 152 32 Halandri Greece www.pwc.gr e-mail: pwc.greece@gr.pwc.com Tel. : 30-210-6874 400 Fax : 30-210-6874 444

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2007 and March 22, 2006, relating to the consolidated financial statements of Navios Maritime Holdings Inc. which appear in the Annual Report on Form 20-F of Navios Maritime Holdings Inc for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers S.A.

PricewaterhouseCoopers S.A.

Athens, Greece

November 6, 2007

Halandri	: 268/270 Kifissias Avenue, 152 32 Halandri, Tel.: 30-210-6874 400, Fax: 30-210-6874 444
Piraeus	: 2, Ilas Merarchias Str., 185 35 Piraeus, Tel.: 30-210-4284 000, Fax: 30-210-4520 263
Thessaloniki	: 17 Ethnikis Antistassis Str., 551 34 Thessaloniki, Tel.: 30-2310-488 880, Fax: 30-2310-459 487